Exhibit 5.1
June 19, 2008
UAL Corporation
77 W. Wacker Drive
Chicago, Illinois 60601
Re: UAL Corporation Registration Statement on Form S-8
     I am Senior Vice President, General Counsel and Secretary of UAL Corporation, a Delaware Corporation (the “Company”), and have acted as counsel to the Company in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 8,000,000 shares of the Company’s common stock, par value $.01 per share, (the “Shares”) to be issued pursuant to or reserved for issuance under the UAL Corporation 2008 Incentive Compensation Plan (the “2008 Plan”).
     In connection with this opinion, I or attorneys under my supervision have examined originals or copies or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Registration Statement”) and the exhibits hereto; (ii) the 2008 Plan; (iii) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as currently in effect; and (iv) the minutes of all the meetings of the Board of Directors of the Company relating to the approval and adoption of the 2008 Plan and the issuance of the Shares. In addition, I or attorneys under my supervision have examined such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.
     I express no opinion with respect to the applicability thereto, or the effect thereon, of any laws other than the General Corporation Law of the State of Delaware.
     Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Shares are duly authorized and, when the Registration Statement has become effective under the Securities Act and the Shares are issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Interests of Named Experts and Counsel” in the Registration Statement.

Sincerely,
/s/ Paul R. Lovejoy
Paul R. Lovejoy
Senior Vice President, General Counsel and Secretary